Exhibit 18
                                   FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN
                                December 5, 1997
                             As Amended May 19, 1998


         This Plan is adopted by Forum Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class of shares of beneficial interest (the "Classes") of each the series of the Trust identified in Appendix A (individually a "Fund" and collectively the "Funds") and the related exchange privileges.

         SECTION 1.  CLASS DESIGNATIONS

         The types of Classes of the Funds are: "Institutional Shares," "Institutional Service Shares" and "Investor Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

         (a) INSTITUTIONAL SHARES. Are offered with no sales charges or distribution expenses. The investment minimum is $1,000,000.
                  --------------------

         (b) INSTITUTIONAL SERVICE SHARES. Are offered with no sales charges or distribution expenses, but are subject to a shareholder service plan. The investment minimum is $100,000.

         (c) INVESTOR SHARES. Are offered with no sales charges but are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $10,000 (subject to certain reductions for investment through an Individual Retirement Account or through exchanges of shares as described in the applicable prospectus).

         SECTION 2.  VOTING

         Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

         SECTION 3.  CLASS EXPENSE ALLOCATIONS

         (a) DISTRIBUTION EXPENSES. All expenses incurred under a Class's distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

         (b) SHAREHOLDER SERVICE EXPENSES. All expenses incurred under a Class's shareholder service plan shall be allocated to that Class.

         (c) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b), "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:

         (i)      Administration and transfer agent fees and expenses;
         (ii)     Litigation, legal and audit fees;
         (iii) State and foreign securities registration or other filing fees;
         (iv)     Shareholder report expenses;
         (v)      Trustee fees and expenses;
         (vi) Preparation, printing and related fees and expenses for proxy statements and, with respect to current shareholders, prospectuses and statements of additional information;
         (vii)    Expenses incurred in connection with shareholder meetings; and
         (viii) Subject to approval by the Trustees, such other fees and expenses as Forum Administrative Services, LLC ("Forum"), pursuant to Rule 18f-3, deems to be allocable to specified Classes.

         (d) CLASS EXPENSE ALLOCATIONS. Class Expenses are to be borne solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by the Funds on a Class by Class basis and, accordingly, is wholly allocated to specific Classes. All fees of a Fund's investment adviser and custodian and all portfolio based fees of a Fund's fund accountant are incurred by a Fund and not the individual Classes of the Fund. All other items in Section 3(c) are allocated to a specific Class to the extent they are attributable to the Classes in different amounts.

         SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

         (a) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Trust on behalf of a Fund shall be allocated to that Fund and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Fund shall be allocated among the Funds that incurred the expenses based on the net asset values of the Funds in relation to the net asset value of all Funds to which the expense relates.

         (b) SETTLED SHARES METHOD Income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to a Fund shall be allocated to each Class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.

         (c) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by a Fund or Class to that person or to reimburse any or all expenses of a Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's advisory or custody agreements.

         SECTION 5.  EXCHANGE PRIVILEGES

         Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund and for the shares of the other funds (whether series of the Trust or otherwise) listed in Appendix A in accordance with
Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses without charge.

         SECTION 6.  AMENDMENTS AND BOARD REVIEW

         (a) NON-MATERIAL AMENDMENTS. Non-material amendments to this Plan may be made at any time by Forum after consultation with the applicable Fund's investment adviser.

         (b) MATERIAL AMENDMENTS. Material amendments to this Plan may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

         (c) BOARD REVIEW. The Board, including a majority of those Trustees who are not interested persons of the Trust as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(c).

                                   FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN
                                   APPENDIX A:

                          FUNDS AND EXCHANGE PRIVILEGES
                               as of May 19, 1998

----------------------------------- ---------------------------------------- ----------------------------------------
Class                                               Fund(a)                          Exchange Privileges(b)
                                    ---------------------------------------- ----------------------------------------
----------------------------------- ---------------------------------------- ----------------------------------------
Institutional Shares                      Daily Assets Government Fund             None
                                    ---------------------------------------- ----------------------------------------
                                    ---------------------------------------- ----------------------------------------
                                          Other Money Funds                        None
                                    ---------------------------------------- ----------------------------------------
----------------------------------- ---------------------------------------- ----------------------------------------
Institutional Service Shares              Daily Assets Government Fund             Institutional Shares of each
                                                                                  series of The CRM Funds(c)
                                                                                   Institutional Shares of each
                                                                                  series of Memorial Funds(c)
                                    ---------------------------------------- ----------------------------------------
                                    ---------------------------------------- ----------------------------------------
                                          Other Money Funds                        None
                                    ---------------------------------------- ----------------------------------------
----------------------------------- ---------------------------------------- ----------------------------------------
Investor Shares                           Daily Assets Government Fund             Each series of the Trust other
                                              than the Funds
                                        Each series of Sound Shore Fund,Inc. (c)
                                                                                   Each series of The Cutler Trust(c)
                                                                                   Investor Shares of each series
                                                                                  of The CRM Funds(c)
                                                                                   Institutional Shares of each
                                                                                  series of Memorial Funds(c)
                                    ---------------------------------------- ----------------------------------------
                                    ---------------------------------------- ----------------------------------------
                                          Other Money Funds                        Each series of the Trust other
                                                                                     than the Funds
----------------------------------- ---------------------------------------- ----------------------------------------

(a) Other Money Funds are: (i) Daily Assets Treasury Obligations Fund, (ii) Daily Assets Government Obligations Fund, (iii) Daily Assets Cash Fund and (iv) Daily Assets Municipal Fund.

(b) Shareholders of a Class also may exchange their shares for shares of the same Class of any another Fund.

(c) While shareholders of the funds that are not series of the Trust may exchange into the Fund indicated, shareholders of the Fund indicated may only exchange into other funds that are not series of the Trust if the shareholder originally exchanged from that other fund to the Fund.